    As filed with the Securities and Exchange Commission on February 4, 2000
                                                    Registration No. 333-_______

================================================================================
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                 K2 DESIGN, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                     13-3886065
(State or other jurisdiction of                (I.R.S. Employer Identification
 incorporation or organization)                            Number)

                           30 Broad Street, 16th Floor
                               New York, NY 10004
               (Address of principal executive offices) (Zip code)

                    K2 Design, Inc. 1996 Stock Incentive Plan
                    K2 Design, Inc. 1997 Stock Incentive Plan
                           (Full titles of the plans)

                                  Seth Bressman
                             Chief Financial Officer
                                 K2 Design, Inc.
                           30 Broad Street, 16th Floor
                               New York, NY 10004
                                 (212) 301-8800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                        Copies of all communications to:

                              Neil S. Belloff, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000

                        ---------------------------------



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================================================================================

                       CALCULATION OF REGISTRATION FEE



                                                     Proposed
                                  Amount to          maximum            Proposed maximum
  Title of securities to be          be           offering price       aggregate offering            Amount of
         registered             registered(1)      per share(2)             price(2)             Registration Fee
-----------------------------  ---------------  ------------------  -------------------------  ---------------------
Common Stock, par                  400,000            $6.875               $2,750,000                 $726.00
value $.01 per share               shares

Common Stock, par                  725,000             (3)                     (3)                      (3)
value $.01 per share               shares


         (1) This amount reflects the aggregate number of shares of Common Stock both (i) subject to options or awards and (ii) reserved for future issuance under the Plans. The registration fee covering 725,000 shares under the Plans was previously paid in connection with the Registration Statement on Form S-8 (SEC file no. 333-60799) filed on August 6, 1998. An additional 400,000 shares are being registered hereunder as a result of an increase under the 1997 Stock Incentive Plan pursuant to an amendment thereto approved by stockholders.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) calculated on the basis of the high and low sale prices of the Common Stock as reported on the Nasdaq Stock Market on February 2, 2000.

         (3) Registration Fee previously paid in connection with the Registration Statement on Form S-8 (SEC file no. 333-60799) filed on August 6, 1998.

                                EXPLANATORY NOTE

         This Registration Statement has been prepared pursuant to Subsection E of the General Instructions (Registration of Additional Securities) of Form S-8, and incorporates by reference the information set forth in the Registration Statement filed on August 6, 1998, SEC file number 333-60799 except as otherwise indicated herein.

PROSPECTUS

                                 K2 DESIGN, INC.

                        1,125,000 Shares of Common Stock
                           (par value, $.01 per share)

                                  -------------

         The selling stockholders are offering for sale shares of our common stock. We will not receive any of the proceeds of sales made by the selling stockholders, but may receive funds upon the exercise of options. Such funds, if any, will be used for working capital. We will pay all expenses of this offering, except selling expenses and brokers' commissions, concessions and discounts which will be paid by the selling stockholders.

         The selling stockholders and any broker executing orders may be deemed an "underwriter" as defined in the Securities Act. Therefore, commissions received by such broker may be deemed underwriting commissions under the Securities Act and subject such broker to liabilities as an underwriter.

         Our common stock is listed on the Nasdaq Stock Market under the symbol "KTWO." On February 2, 2000, the last reported sale price of the Common Stock was $6.875.

                                  -------------

                  NEITHER OUR COMMON STOCK NOR THIS PROSPECTUS
                     HAS BEEN APPROVED OR DISAPPROVED BY THE
                       SECURITIES AND EXCHANGE COMMISSION.
                    ANY STATEMENT TO THE CONTRARY IS A CRIME.
                                  -------------

                                February 4, 2000

                                TABLE OF CONTENTS
                                -----------------

                                                                      Page


Selling Stockholders ....................................................3

Incorporation of Certain Documents by Reference..........................4

Legal Matters............................................................5

Experts  ................................................................5

                              SELLING STOCKHOLDERS

         Our common stock being registered for resales by the selling stockholders will be received by them upon exercise of options granted under the Company's 1996 Stock Incentive Plan and 1997 Stock Incentive Plan.

         Certain employees who may be deemed to be our "affiliates" may be added to the selling stockholders listed below at a later date as permitted by the rules of the Commission.

         The table shows the names of each selling stockholder, their position with us and the number of shares of common stock owned by them as of December 31, 1999, the number of shares offered and the amount and percentage to be owned if all offered shares are sold:

                                                Shares Owned             Shares                 Shares Owned
Name:                                         Prior to Offering         Offered           After Offering Is Sold(1)
-----                                         -----------------         -------           ----------------------
                                                                                         Number             Percent(2)
                                                                                         ------             ----------
Matthew G. de Ganon                           1,309,291 (3) (4)          17,500         1,291,791             38.0
(Executive Chairman of the Board of
Directors)

Lynn Fantom                                     400,000 (5)             400,000         0                       0
(Chief Executive Officer, President and
Director)

Douglas E. Cleek                                458,740 (3)               8,750         449,990               13.2
(Chief Creative Officer and Director)

Seth Bressman                                    30,400 (6)              30,000         400                     *
(Chief Financial Officer)

Steven N. Goldstein                               7,500 (7)               7,500         0                       0
(Director)

David R. Sklaver                                  7,500 (7)               7,500         0                       0
(Director)

Scott Munro                                       5,000 (7)               5,000         0                       0
(Director)


--------------
(1) The figures for the number of shares and the percentage of shares beneficially owned by the selling stockholders after the offering are based on the assumption that all of the selling stockholders will sell all of the shares registered for sale hereby. Upon the exercise of options, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, however, no estimate can be given as to when or whether the selling stockholders will exercise their options or the number of shares that will be offered for sale by the selling stockholders upon such exercise. There are currently no agreements, arrangements or understandings with respect to the exercise of any options or the sale of any of the shares received upon such exercise.
(2) As of December 31, 1999, there were 3,392,732 shares of Common Stock outstanding.
(3)      Includes 8,750 shares underlying presently exercisable stock options.
(4) Includes 816,240 shares held by Douglas Cleek, Bradley Szollose and David Centner which Mr. de Ganon has the right to vote pursuant to a Voting Agreement dated July 26, 1996 and 59,648 shares held by Robert Burke which Mr. de Ganon has the right to vote pursuant to an irrevocable proxy executed by Mr. Burke.
(5) Represents 200,000 shares of Common Stock subject to currently exercisable options and 200,000 shares of Common Stock subject to stock options which vest on October 22, 2000.
(6) Includes 30,000 shares of Common Stock subject to currently exercisable stock options.
(7) Represents shares of Common Stock subject to currently exercisable stock options.

*        Less than one percent.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

a. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on June 26, 1996 pursuant to Section 12 of the Exchange Act.

b.       The Company's Registration Statement on Form S-8 filed on August 6,
         1998.

c. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

d. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999.

e.       The Company's Proxy Statement on Schedule 14A filed on April 29, 1999.

f. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999.

g. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999.

h. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1998.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  LEGAL MATTERS

         The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Proskauer Rose LLP, New York, New York.


                                     EXPERTS

         The consolidated balance sheet as of December 31, 1998 and the consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1998 are incorporated herein by reference, have been incorporated herein in reliance upon the reports, also incorporated by reference herein, of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. Incorporation of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission by K2 Design, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

i. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on June 26, 1996 pursuant to Section 12 of the Exchange Act.

ii.      The Company's Registration Statement on Form S-8 filed on August 6,
         1998.

iii. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

iv. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999.

v.       The Company's Proxy Statement on Schedule 14A filed on April 29, 1999.

vi. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999.

vii. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999.

viii. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1998.

                  Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 8.  Exhibits.

         4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-04319))

         4.2      By-Laws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Registration Statement on Form SB-2 (Registration No. 333-04319))

         4.3 K2 Design, Inc. 1996 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-04319))

         4.4 K2 Design, Inc. 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (Commission File No. 1-11873))

         4.5      Amendment No. 2 to 1997 Stock Incentive Plan

         5        Opinion of Proskauer Rose LLP

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Proskauer Rose LLP (included in Exhibit 5)

         24       Powers of Attorney: included on Page II-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 4, 2000.

                                       K2 DESIGN, INC.




                                       By:      /s/ Seth Bressman
                                                ------------------------------
                                                Seth Bressman
                                                Chief Financial Officer


                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Matthew G. de Ganon and Seth Bressman, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of K2 Design, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Company to be issued pursuant to the Company's 1996 Stock Incentive Plan and 1997 Stock Incentive Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signatures                         Title                                    Date
    ----------                         -----                                    ----


/s/Matthew G. de Ganon             Executive Chairman of the Board of       February 4, 2000
---------------------------
Matthew G. de Ganon                Directors



/s/Lynn Fantom                     Chief Executive Officer, President       February 4, 2000
---------------------------
Lynn Fantom                        and Director



/s/Douglas E. Cleek                Executive Vice President, Chief          February 4, 2000
---------------------------
Douglas E. Cleek                   Creative Officer and Director



/s/Seth Bressman                   Chief Financial Officer                  February 4, 2000
---------------------------
Seth Bressman



                                   Director
---------------------------
Steven N. Goldstein



                                   Director
---------------------------
Scott Munro



/s/David R. Sklaver                Director                                 January 17, 2000
---------------------------
David R. Sklaver